Exhibit 10.1

LEHMAN BROTHERS MERCHANT BANKING PARTNERS IV L.P.
c/o LEHMAN BROTHERS INC.
399 PARK AVENUE, 9th FLOOR
NEW YORK, NEW YORK  10022

May 22, 2008

CONFIDENTIAL

Angelica Corporation
424 South Woods Mill Road
Chesterfield, MO  63017-3406

This Letter Agreement is being delivered by Lehman Brothers Merchant Banking Partners IV L.P. (the “Fund”) to Angelica Corporation, a Missouri corporation (the “Company”), in connection with the execution of that certain Agreement and Plan of Merger, dated as of the date hereof (as it may be amended from time to time, the “Merger Agreement”), among Clothesline Holdings, Inc., a Delaware corporation (“Parent”), Clothesline Acquisition, Inc., a Missouri corporation (“Merger Sub”) and the Company, pursuant to which Merger Sub will merge with and into the Company. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Merger Agreement. The Fund and the Company hereby agree as follows:

1.           OBLIGATIONS. To induce the Company to enter into the Merger Agreement, the Fund hereby absolutely, unconditionally and irrevocably guarantees to the Company, on the terms and conditions set forth herein, the payment of the Parent Termination Fee under Section 7.03(b)(iv) or the Parent Financing Termination Fee under Section 7.03(b)(v) of the Merger Agreement and, in each case, any amounts payable by Parent under Section 7.03(d) of the Merger Agreement, such amount to be paid in cash within two Business Days (as such terms are defined in the Merger Agreement) of the failure of Parent to pay the Parent Termination Fee or the Parent Financing Termination Fee in accordance with the Merger Agreement.  Under no circumstances shall the maximum amount payable by the Fund hereunder exceed $10,000,000.

2.           NATURE OF THE OBLIGATIONS. The Company shall not be obligated to file any claim relating to the Parent Termination Fee or the Parent Financing Termination Fee in the event that Parent becomes subject to a bankruptcy, reorganization or similar proceeding, and the failure of the Company to so file shall not affect the Fund’s obligations hereunder. If any payment to the Company hereunder is rescinded or must otherwise be returned for any reason whatsoever, the Fund shall remain liable hereunder with respect to the Parent Termination Fee or the Parent Financing Termination Fee as if such payment had not been made (subject to the terms hereof). This is an unconditional guarantee of payment and not of collectibility.

3.           CHANGES IN OBLIGATIONS, CERTAIN WAIVERS. The Fund agrees that the Company may at any time and from time to time, without notice to or further consent of the Fund, extend the time of payment of the Parent Termination Fee and the Parent Financing Termination Fee, and may also make any agreement with Parent or with any other person interested in the transactions contemplated by the Merger Agreement, for the extension, renewal, payment, compromise, discharge or release thereof, in whole or in part, or for any modification of the terms thereof or of any agreement between the Company and Parent or any such other person without in any way impairing or affecting the Fund’s obligations under this Letter Agreement. The Fund agrees that its obligations hereunder shall not be released or discharged, in whole or in part, or otherwise affected by:  (a) the failure of the Company to assert any claim or demand or to enforce any right or remedy against Parent or Merger Sub; (b) any change in the time, place or manner of payment of the Parent Termination Fee or the Parent Financing Termination Fee or any rescission, waiver, compromise, consolidation or other amendment or modification of any of the terms or provisions of the Merger Agreement or any other agreement evidencing, securing or otherwise executed in connection with the Parent Termination Fee or the Parent Financing Termination Fee (provided that any such change, rescission, waiver, compromise, consolidation or other amendment or modification shall be subject to the prior written consent of Parent to the extent required under the Merger Agreement); (c) the addition, substitution or release of any entity or other person interested in the transactions contemplated by the Merger Agreement (provided that any such addition, substitution or release shall be subject to the prior written consent of Parent to the extent required under the Merger Agreement); (d) any change in the corporate existence, structure or ownership of Parent or any other person interested in the transactions contemplated by the Merger Agreement; (e) any insolvency, bankruptcy, reorganization or other similar proceeding affecting Parent or any other person interested in the transactions contemplated by the Merger Agreement; (f) the existence of any claim, set-off or other right which the Fund may have at any time against Parent or the Company, whether in connection with the Parent Termination Fee, the Parent Financing Termination Fee  or otherwise; or (g) the adequacy of any other means the Company may have of obtaining payment of the Parent Termination Fee or the Parent Financing Termination Fee. To the fullest extent permitted by law, the Fund hereby expressly waives any and all rights or defenses arising by reason of any law which would otherwise require any election of remedies by the Company.

The Company hereby covenants and agrees that it shall not institute, and shall cause its subsidiaries and Controlled Affiliates (as defined below) not to institute, and shall instruct each affiliate that is not a Controlled Affiliate not to institute in the name of or on behalf of the Company or any other person, any proceeding or bring any other claim arising under, or in connection with, the Merger Agreement or the transactions contemplated thereby, against the Fund, Parent, Merger Sub, the Fund Affiliates or Parent Affiliates (as defined below) except for claims against the Fund under this Letter Agreement, and the Fund hereby covenants and agrees that it shall not institute, and shall cause its affiliates not to institute, any proceeding asserting that this Letter Agreement is illegal, invalid or unenforceable, in whole or in part. The Company shall not have any obligation to proceed at any time or in any manner against, or exhaust any or all of the

Company’s rights against, any person liable for the Parent Termination Fee or the Parent Financing Termination Fee prior to proceeding against the Fund hereunder. For purposes of this Letter Agreement, “Controlled Affiliate” of any person means any affiliate that such person directly or indirectly controls (within the meaning of Rule 12b-2 of the Securities and Exchange Act of 1934) and, for purposes of this Letter Agreement, includes the directors and officers of such person.  Notwithstanding anything to the contrary contained in this Letter Agreement, the Company hereby agrees that to the extent Parent is relieved by the Company of its obligations under Sections 7.03(b)(iv), 7.03(b)(v) or 7.03(d) of the Merger Agreement, the Fund shall be similarly relieved of its obligations under this Letter Agreement.

4.           NO WAIVER; CUMULATIVE RIGHTS. No failure on the part of the Company to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Company of any right, remedy or power hereunder preclude any other or future exercise of any right, remedy or power. Each and every right, remedy and power hereby granted to the Company or allowed it by law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by the Company at any time or from time to time.

5.           REPRESENTATIONS AND WARRANTIES. The Fund hereby represents and warrants that:

(a)           the execution, delivery and performance of this Letter Agreement have been duly authorized by all necessary action and do not contravene any provision of the Fund’s charter, partnership agreement, operating agreement or similar organizational documents or any law, regulation, rule, decree, order, judgment or material contractual restriction binding on the Fund or its assets;

(b)           all consents, approvals, authorizations, permits of, filings with and notifications to, any governmental authority necessary for the due execution, delivery and performance of this Letter Agreement by the Fund have been obtained or made and all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with, any governmental authority or regulatory body is required in connection with the execution, delivery or performance of this Letter Agreement;

(c)           this Letter Agreement constitutes a legal, valid and binding obligation of the Fund enforceable against the Fund in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting creditors’ rights generally, and (ii) general equitable principles (whether considered in a proceeding in equity or at law); and

(d)           the Fund has the financial capacity to pay and perform its obligations under this Letter Agreement, and all funds necessary for the Fund to pay the obligations under this Letter Agreement  shall be available to the Fund for so long as this Letter Agreement shall remain in effect in accordance with Section 8 hereof.

6.           NO ASSIGNMENT. Neither the Fund nor the Company may assign its rights, interests or obligations hereunder to any other person (except by operation of law) without the prior written consent of the Company or the Fund, as the case may be; provided, that Fund may assign all or a portion of its obligations hereunder to an affiliate or to an entity managed or advised by an affiliate of Fund, provided that no such assignment shall relieve Fund of any liability or obligation hereunder except to the extent actually performed or satisfied by the assignee.

7.           NOTICES. All notices and other communications hereunder shall be in writing in the English language and shall be deemed duly given:  (a) on the date of delivery if delivered personally, or by telecopy upon confirmation of receipt; (b) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier service; or (c) on the third Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid.  All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

if to the Fund:

c/o Lehman Brothers Inc.
399 Park Avenue
New York, New York 10022
Attn: Jon E. Mattson
Telecopy No.: (646) 758-1022
Email: jon.mattson@lehman.com

with a copy (for informational purposes only) to:

Lehman Brothers Merchant Banking
399 Park Avenue, 9th Floor
New York, New York 10022
Attn: Ashvin B. Rao
Telecopy No.: (646) 834-4769
Email: ashvin.rao@lehman.com

with a copy to (which shall not constitute notice)

White & Case LLP
1155 Avenue of the Americas
New York, New York 10036
Attn: William F. Wynne, Jr.
Telecopy No.: (212) 354-8113
Email: wwynne@whitecase.com

if to the Company:

Angelica Corporation
424 South Woods Mill Road
Chesterfield, MO  63017-3406
Attn:  Steve O'Hara
Telecopy No.:  (314) 854-3949
Email:sohara@angelica.com

with a copy (for informational purposes only) to:

Stinson Morrison Hecker LLP
1201 Walnut, Suite 2900
Kansas City, Missouri  64106
Attn:  John A. Granda, Esq.
Telecopy No.:  (816) 691-3495
Email: jgranda@stinson.com

8.           CONTINUING OBLIGATION. This Letter Agreement shall remain in full force and effect and shall be binding on the Fund, its successors and assigns until the Parent Termination Fee or the Parent Financing Termination Fee has been indefeasibly paid in full. Notwithstanding the foregoing, this Letter Agreement shall terminate and the Fund shall have no further obligations under this Letter Agreement as of the earlier of (i) the Effective Time, and (ii) the first anniversary of the termination of the Merger Agreement in accordance with its terms, except as to a claim for payment for the Parent Termination Fee or the Parent Financing Termination Fee presented by the Company to Parent or the Fund by such first anniversary. Notwithstanding the foregoing, in the event that the Company or any of its subsidiaries or Controlled Affiliates asserts in any litigation or other proceeding that the provisions of Section 1 hereof limiting the Fund’s liability or the provisions of this Section 8 or Section 9 hereof are illegal, invalid or unenforceable in whole or in part, or asserting any theory of liability against the Fund, the Fund Affiliates, Parent or Parent Affiliates with respect to the transactions contemplated by the Merger Agreement other than liability of the Fund under this Letter Agreement, or if the Company fails to instruct any affiliate that is not a Controlled Affiliate not to make any such assertion prior to such affiliate that is not a Controlled Affiliate actually making such assertion, then (i) the obligations of the Fund under this Letter Agreement shall terminate ab initio and be null and void, (ii) if the Fund has previously made any payment under this Letter Agreement, it shall be entitled to recover such payment, and (iii) neither the Fund nor any of its affiliates shall have any liability to the Company with respect to the transactions contemplated by the Merger Agreement or under this Letter Agreement.

9.           NO RECOURSE. The Company acknowledges that the sole assets of Parent are cash in a de minimis amount and its rights under the Merger Agreement, and that no additional funds are expected to be contributed to Parent unless and until the Closing occurs. Notwithstanding anything that may be expressed or implied in this Letter Agreement or any document or instrument delivered contemporaneously herewith, and notwithstanding the fact that the Fund may be a partnership or limited liability company, by its acceptance of the benefits of this Letter Agreement, the Company acknowledges and agrees that it has no right of recovery against, and no personal liability shall attach to, the former, current or future security holders, directors, officers, employees, agents, affiliates, members, managers, general or limited partners or assignees of the Fund, Parent, Merger Sub or any former, current or future security holder, director, officer, employee, general or limited partner, member, manager, affiliate, agent, assignee or representative of any of the foregoing (collectively, the “Fund Affiliates” or “Parent Affiliates”), through Parent or otherwise, whether by or through attempted piercing of the corporate, partnership or limited liability company veil, by or through a claim by or on behalf of Parent or Merger Sub against the Fund, Fund Affiliates, or Parent Affiliates, (including a claim to enforce the commitment letter dated as of the date hereof from the Fund) by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statue, regulation or applicable law, or otherwise, except for its rights to recover from the Fund (but not the Fund Affiliates or Parent Affiliates (including any general partner or managing member)) the Parent Termination Fee or the Parent Financing Termination Fee under and to the extent provided in this Letter Agreement subject to the limitations described herein. Recourse against the Fund under this Letter Agreement shall be the sole and exclusive remedy of the Company and all of its subsidiaries and affiliates against the Fund, the Fund Affiliates, Parent, Merger Sub, and Parent Affiliates in respect of any liabilities or obligations arising under, or in connection with, the Merger Agreement or the transactions contemplated thereby or hereby. Nothing set forth in this Letter Agreement shall be construed to confer or give to any person (including any person acting in a representative capacity) other than the Company and the Fund any rights or remedies against any person other than the Company and the Fund as expressly set forth herein.

10.         GOVERNING LAW. This Letter Agreement will be governed by, and construed in accordance with, the Laws of the State of New York, without giving effect to any applicable principles of conflict of laws that would cause the Laws of another State to otherwise govern this Agreement.

11.         SUBMISSION TO JURISDICTION. Each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Letter Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Letter Agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns shall be brought and determined exclusively in any state or federal court sitting in the Borough of Manhattan of The City of New York, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, in the United States District Court for the Southern District of New York.

Each of the parties hereto agrees that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 8.05 of the Merger Agreement or in such other manner as may be permitted by applicable laws, will be valid and sufficient service thereof. Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Letter Agreement or any of the transactions contemplated by this Letter Agreement in any court or tribunal other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Letter Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Letter Agreement and the rights and obligations arising hereunder (i) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve process in accordance with this Section 11, (ii) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by the applicable law, any claim that (x) the suit, action or proceeding in such court is brought in an inconvenient forum, (y) the venue of such suit, action or proceeding is improper or (z) this Letter Agreement, or the subject matter hereof, may not be enforced in or by such courts.

12.         WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS LETTER AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

13.         COUNTERPARTS. This Letter Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same instrument.

(Signature page follows)

Sincerely,

LEHMAN BROTHERS MERCHANT
BANKING  PARTNERS IV L.P.

By:  Lehman Brothers Merchant Banking
        Associates IV L.P., its General
        Partner

By:  Lehman Brothers Merchant Banking
        Associates IV L.L.C., its General
        Partner

By:   Ashvin Rao
Name:  Ashvin Rao
Title:  Vice President

Accepted and agreed:

Angelica Corporation

By:   Stephen M. O'Hara
Name: Stephen M. O'Hara
Title: President and CEO